Exhibit 10.1

NON-EMPLOYEE DIRECTOR COMPENSATION POLICY(1)

(effective October 1, 2009)

CASH	• Annual retainer • Board meeting fee (in person) • Board meeting fee (telephonic) • Committee meeting fee (in person) • Committee meeting fee (telephonic)	• $25,000 • $2,000 • $1,000 • $1,000 • $1,000

INITIAL STOCK OPTION GRANT	• Number of shares • Vesting period • Vesting increment	• 30,000 • 3 years • Monthly

ANNUAL STOCK OPTION GRANT	• Number of shares • Vesting period • Vesting increment	• 15,000 (subject to proration as set forth in the 2004 Plan) • 1 year • Monthly

ADDITIONAL CHAIRMAN OF THE BOARD COMPENSATION	• Annual retainer • Initial stock option grant (shares) • Annual stock option grant (shares)	• $10,000 • 15,000 • 6,000 (subject to proration as set forth in the 2004 Plan)

ADDITIONAL COMMITTEE CHAIR COMPENSATION	• Annual retainer (Audit) • Annual retainer (Compensation) • Annual retainer (Corporate Governance & Nominating) • Committee meeting fee (in person or telephonic)	• $12,000 • $8,000 • $5,000 • $1,000

ADDITIONAL LEAD INDEPENDENT DIRECTOR COMPENSATION	• Annual Retainer	• $15,000

(1) All stock option grants shall be made pursuant to the Non-Employee Directors’ Nonstatutory Stock Option Program under the 2004 Plan.